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                  Exhibit 21
     Ralston Purina Company ~ Subsidiaries


                Subsidiary Name                    Jurisdictions of
                                                     Incorporation


Alimentos Nutritivos, S. A. de C. V.                    Mexico
Auto-Cafes Purina, S. A.                               Guatemala
Beijing Eveready Battery Co., Ltd.                       China
Benco Pet Foods, Inc.                                  Illinois
Berec Components Limited                                  UK
Berec International Limited                               UK
Berec Overseas Investments Limited                        UK
Carne de Calidad Triada, S.A. de C.V.                   Mexico
Checkerboard Insurance Company, Ltd.                    Bermuda
Checkerboard Media Company, Inc.                       Missouri
Checkerboard Properties, Inc.                          Delaware
Compagnie Ralston Energy Systems                        France
Corgon De Venezuela C. A.                              Venezuela
EBC Batteries, Inc.                                    Delaware
EBC Centroamerica S. A.                               Costa Rica
Eletro Manganes Ltda.                                   Brazil
Energizer India Private Ltd.                             India
Energizer Ltd.                                            UK
Energizer Pil Ticaret Limited Company                   Turkey
Energizer Polska Spolka zo.o                            Poland
Energizer Rechargeable Products Asia Pacific           Hong Kong
Ltd.
Energizer Rechargeable Products Nordic, A.B.            Sweden
Energizer Rechargeable Products (UK) Ltd.                 UK
Energizer (South Africa) Ltd.                          Delaware
Energizer (Thailand) Limited                           Thailand
Ever Ready (Ireland) Limited                            Ireland
Ever Ready Limited                                        UK
Ever Ready Trust Limited                                  UK
Eveready Argentina S.A.                                Argentina
Eveready Australia Pty. Limited                        Australia
Eveready Batteries Hong Kong Limited                   Hong Kong
Eveready Batteries Kenya Limited                         Kenya
Eveready Batteries Ltd.                                Delaware
Eveready Battery Company Asia Pacific, Inc.            Delaware
Eveready Battery Company, Inc.                         Delaware
Eveready Battery Company Lanka Limited                 Sri Lanka
Eveready Battery Company (Malaysia) SDN.BHD.           Malaysia
Eveready Battery Company Philippines, Inc.            Philippines
Eveready Battery Distributing LLC                       Russia
Eveready Battery International, Inc.                   Delaware
Eveready Battery Netherlands B.V.                     Netherlands
Eveready Cote d'Ivoire S.A.                           Ivory Coast
Eveready de Chile S.A.                                   Chile
Eveready de Colombia, S.A.                             Colombia
Eveready de Mexico S.A. de C.V.                         Mexico
Eveready de Venezuela, C.A.                            Venezuela
Eveready Ecuador C.A.                                   Ecuador
Eveready Egypt S.A.E.                                    Egypt
Eveready Ghana Limited                                   Ghana
Eveready Hong Kong Company                             Hong Kong
Eveready New Zealand Limited                          New Zealand
Eveready Pil Sanayii ve Ticaret, Anonim Sirketi         Turkey
Eveready Puerto Rico, Inc.                            Puerto Rico
Eveready Singapore Pte. Ltd.                           Singapore
Fiber Sales & Development Corporation                  Delaware
Financiacion Internacional de Negocios              Cayman Islands
Alimentarios, Ltd.
Foodmaker Limited                                         UK
F.P.P.M. Ltd.                                            Japan
Fuji - Purina Protein, Ltd.                              Japan
Fundacio Privada Purina                                  Spain
Gallina Blanca Purina, S.A.                              Spain
Granjas Geneticas Porcinas de Venezuela, C.A.          Venezuela
Grupo Purina, C.A.                                     Venezuela
Imperial Biotechnology Products, Ltd.                     UK
Imperial Biotechnology, U. S., Inc.                    Delaware
Industrias Purina Ltd.                              Cayman Islands
Industrias Purina, S.A. de C.V.                         Mexico
Inversiones y Negocios en General San Luis S.A.          Peru
Jamaica Feeds, Ltd.                                     Jamaica
Jamaica Grain and Cereals Ltd.                          Jamaica
LaSalle Park Redevelopment Corporation                 Missouri
Latin American Agribusiness Development                 Panama
Corporation
Malta, S.A. de C.V.                                     Mexico
Nippon Purina Eveready, Inc.                           Delaware
Nutrimentos Lomgimar, C.A.                             Venezuela
Nutritious Foods, Inc.                                 Delaware
Pilas Secas Tudor S.A.                                   Spain
Pipco Corporation                                      Delaware
Pointer Specialty Chemicals, Inc.                      Delaware
PPA Investments, Inc.                                  Delaware
Protein Technologies International Asia Pacific        Delaware
Corporation
Protein Technologies International Australia           Australia
Pty. Limited
Protein Technologies International                      Germany
(Deutschland) G.m.b.H.
Protein Technologies International Europe, Inc.        Delaware
Protein Technologies International Financial            Belgium
Services, N.V.
Protein Technologies International France               France
S.A.R.L.
Protein Technologies International Holdings,           Delaware
Inc.
Protein Technologies International Iberica S.A.          Spain
Protein Technologies International, Inc.               Delaware
Protein Technologies International (Ireland)            Ireland
Ltd.
Protein Technologies International Italia                Italy
S.r.l.
Protein Technologies International Ltda.                Brazil
Protein Technologies International                      Belgium
Manufacturing Belgium N.V.
Protein Technologies International Moscow               Russia
Protein Technologies International Overseas           Netherlands
B.V.
Protein Technologies International S.A. de C.V.         Mexico
Protein Technologies International Sales, Inc.         Delaware
Protein Technologies International Trading S.A.       Switzerland
Protein Technologies International (U.K.)                 UK
Limited
Proveedora de Alimentos Ave-Pecaurios, S.A. de          Mexico
C.V.
PT Eveready Battery Company Indonesia                  Indonesia
PT Eveready Trading Company                            Indonesia
Purina Besin Madderleri Sanayi ve Ticaret A.S.          Turkey
Purina China, Inc.                                     Delaware
Purina Colombiana S.A.                                 Colombia
Purina Dalian Trade & Consulting Company, Ltd.           China
Purina de Guatemala, S.A.                              Guatemala
Purina de Occidente, C.A.                              Venezuela
Purina de Venezuela, C.A.                              Venezuela
Purina del Noroeste, S.A. de C.V.                       Mexico
Purina del Pacifico S.A. de C. V.                       Mexico
Purina-Hage Animal Feed Production & Trading            Hungary
Company Limited
Purina Italia S.p.A.                                     Italy
Purina Japan KK                                          Japan
Purina Korea, Inc.                                       Korea
Purina Nanjing Feed Mill Company Ltd.                    China
Purina Peru S.A.                                         Peru
Purina Philippines, Inc.                              Philippines
Purina Portugal - Alimentacao e Sanidade               Portugal
Animal, Ltda.
Purina Protein Management S.A.                          Belgium
Purina S.A. de C.V.                                     Mexico
Puriphil Realty Development                           Philippines
Ralston/Bateria Spol. Sr. O.                        Czech Republic
Ralston Battery Systems Ges.m.b.H.                      Austria
Ralston de Mexico, S.A. de C.V.                         Mexico
Ralston Energy Systems Benelux, N.V.                    Belgium
Ralston Energy Systems Deutschland G.m.b.H.             Germany
Ralston Energy Systems France                           France
Ralston Energy Systems Hellas Industrial and            Greece
Commercial S.A.
Ralston Energy Systems Hungary Ltd.                     Hungary
Ralston Energy Systems Iberica, S.A.                     Spain
Ralston Energy Systems Italia, S.p.A.                    Italy
Ralston Energy Systems S.A.                            Portugal
Ralston Energy Systems S.A.                           Switzerland
Ralston Energy Systems Scandinavia A/S                  Denmark
Ralston Energy Systems U.K. Limited                       UK
Ralston International Service Corporation              Delaware
Ralston Products, Inc.                                 Delaware
Ralston Purina AG                                     Switzerland
Ralston Purina Americas, Inc.                          Delaware
Ralston Purina Canada, Inc.                             Canada
Ralston Purina Child Development Center, Inc.          Missouri
Ralston Purina do Brasil                                Brazil
Ralston Purina Europe, Inc.                            Delaware
Ralston Purina Europe, S.A.                              Spain
Ralston Purina France                                   France
Ralston Purina Government Affairs, Inc.                Delaware
Ralston Purina Holdings (U.K.) Company                    UK
Ralston Purina Holdings Mexico, S.A. de C.V.            Mexico
Ralston Purina International (UK) Limited                 UK
Ralston Purina International Development               Delaware
Corporaiton
Ralston Purina International Holding Company,          Delaware
Inc.
Ralston Purina Overseas Battery Company                Delaware
Ralston Purina Sales, Inc.                          American Samoa
Ralston Purina Sales, Limited                          Barbados
Ralston Purina Trading Italia S.r.l.                     Italy
Ralston Slovakia, spol.s.r.o.                       Slovak Republic
Red & White, Inc.                                      Delaware
Sistemas de Baterias S.A. de C.V.A182+A17               Mexico
Societe Civile Immobiliere Du Cap de la Costa           France
Sonca (Macau) Limited                                    Macau
Sonca Products Limited                                 Hong Kong
Technomene Pet Foods, Inc.                             Delaware
Tower Enterprises, Inc.                                Missouri
Tradico, Inc.                                          Delaware
VCS Holding Company                                    Delaware
Venezuelan Protein Technologies International          Venzuela
PTI C.A.
Vera Empreendimentos Ltda.                              Brazil
Vera Participacoes Ltds.                                Brazil
Wonder (UK) Portable Power Limited                        UK



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